UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2018, Delek US Holdings, Inc. (the "Company") announced that, effective May 21, 2018, the Company's Board of Directors appointed Regina Bynote Jones, age 47, Executive Vice President, General Counsel and Secretary of the Company. Ms. Jones has over 20 years of experience in the energy sector. Most recently, she served as general counsel of the land rigs division for Schlumberger, Ltd., a global oil and gas technology company. Ms. Jones joined Schlumberger in 2005 as geomarket counsel in the United States and held roles of increasing responsibility including global manager of client contracts, global manager – trade compliance, general counsel – research, engineering, manufacturing and sustaining, general counsel – petrotechnical services and general counsel – Asia. Her previous experience also includes service in various roles with energy companies Shell Services International, Dynegy Inc. and El Paso Corporation. Ms. Jones earned a Bachelor of Business Administration degree from Sam Houston State University and her Juris Doctorate from the South Texas College of Law in Houston, Texas.

On May 4, 2018, the Company entered into an employment agreement (the "Employment Agreement") effective May 21, 2018 with Ms. Jones that expires on May 21, 2022. The Employment Agreement provides that Ms. Jones will receive an annualized base salary of at least $325,000 and will be reimbursed for the reasonable costs of professional preparation of her personal income tax return(s) and financial counseling, up to $25,000 per year, during the term of the Employment Agreement. The Employment Agreement also sets Ms. Jones's annual bonus target at 50% of her base salary. The annual bonus may be based upon the achievement of performance measures and objectives established by the Board of Directors of the Company. The Company will pay Ms. Jones a one-time signing bonus of $75,000 as well as relocation expenses in accordance with the Company's executive level relocation program. If Ms. Jones elects to terminate her employment within the first 12 months of the commencement of her employment, the prorated signing bonus and prorated relocation expenses (other than temporary housing expenses) must be reimbursed to the Company.

Upon the termination of Ms. Jones’s employment by the Company without Cause (as defined in the Employment Agreement) or by Ms. Jones for Good Reason (as defined in the Employment Agreement) other than in the context of a Change in Control (as defined in the Employment Agreement), she will be entitled to receive (i) an amount equal to the sum of her annual base salary and target annual bonus, in each case as in effect immediately prior to the notice of termination (the “Separation Base Amount”), (ii) the costs of continuing COBRA health insurance coverage for her family for 12 months following termination (the “Health Benefit Continuation”), (iii) the annual bonus to which she would have otherwise been entitled if her employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year (the “Post-Employment Annual Bonus”), and (iv) the immediate vesting of unvested equity awards granted to her under the Company’s long-term incentive plans but, in the case of performance awards, on a prorated basis through the date of termination based on the actual results evaluated after the close of the applicable performance period and, in the case of other awards, only to the extent that the awards would have otherwise vested within six months following the date of termination or within the remainder of the term of the Employment Agreement. If within two years following a Change in Control the executive's employment is terminated by the Company other than for Cause or by the executive for Good Reason, the terminated executive will be entitled to receive (i) an amount equal to the Separation Base Amount multiplied by two, (ii) the Health Benefit Continuation, (iii) the Post-Employment Annual Bonus and (iv) the immediate vesting of all unvested equity awards granted to the executive under the Company’s long-term incentive plans. If Ms. Jones terminates her employment other than for Good Reason and she provides at least three months' advance written notice of termination, she will be entitled to a severance payment equal to 50% of her base salary at the time notice of termination is delivered and the Health Benefit Continuation. The Employment Agreement includes certain customary non-competition and non-interference provisions.

The above description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement itself, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Effective May 21, 2018, the Compensation Committee of the Board of Directors of the Company approved a grant of equity awards with an aggregate target grant date fair value of approximately $325,000 to be made to Ms. Jones on June 10, 2018 (the “Grant Date”). Approximately half of the target value of the equity awards to Ms. Jones will be in the form of time-vested restricted stock units (“RSUs”) which will vest quarterly, conditioned upon continued employment over three years, provided that the RSUs that would vest in the first quarter following the Grant Date will vest with the RSUs vesting in the second quarter following the Grant Date. The balance of the equity that will be awarded to Ms. Jones will be in the form of two tranches of performance RSUs (“PRSUs”).

Each tranche of the PRSUs will have a performance period with one tranche ending December 31, 2019 and the other ending December 31, 2020. The RSUs and PRSUs will be granted under the Company’s 2016 Long-Term Incentive Plan on the Grant Date and shall be subject to such customary terms and conditions for similar grants under such plan.

Item 7.01	Regulation FD Disclosure.

On May 25, 2018, the Company issued a press release announcing the hiring of Ms. Jones. A copy of this press release is attached as Exhibit 99.1.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

10.1 §*	Executive Employment Agreement, effective May 21, 2018, by and between Delek US Holdings, Inc. and Regina Bynote Jones.

99.1 #	Joint press release of Delek US Holdings, Inc. and Delek Logistics Partners, LP issued May 25, 2018.

* Management contract or compensatory plan or arrangement.
§ Filed herewith.
# Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2018	DELEK US HOLDINGS, INC.

/s/ Kevin L. Kremke
Name: Kevin L. Kremke
Title: Executive Vice President / Chief Financial Officer